EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. 1350

1.	Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of her/his knowledge:

2.	The annual report on Form 10-K of NeuStar, Inc. for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	Information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

February 29, 2016	By:	/s/ Lisa A. Hook
Lisa A. Hook
Chief Executive Officer

February 29, 2016	By:	/s/ Paul S. Lalljie
Paul S. Lalljie
Chief Financial Officer
A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.